Exhibit 99.1

PepperLime Health Acquisition Corporation Announces plan to Liquidate

SAN FRANCISCO, January 25, 2024 – PepperLime Health Acquisition Corporation (the "Company”) today announced that it was not able to consummate an initial business combination by January 19, 2024 and pursuant to its Amended and Restated Memorandum and Articles of Association, the Company intends to liquidate promptly.

It is currently expected that record holders as of February 7, 2024 will receive their pro rata portion of funds (less taxes and up to $100,000 of interest to pay dissolution expenses) from the trust account of the Company (the “Trust Account”) on or about February 8, 2024. Beneficial owners of the Company’s ordinary shares held in “street name” will not need to take any action in order to receive the redemption amount. The Company’s sponsor waived its liquidation rights with respect to its outstanding ordinary shares issued prior to the Company’s initial public offering. There will be no liquidating distributions with respect to the Company’s redeemable warrants.

The Company expects that the last day of trading of the Company’s Class A ordinary shares, redeemable warrants and units (collectively, the “Securities”) on the Nasdaq Stock Market LLC (“Nasdaq”) will be February 7, 2024.

About PepperLime Health Acquisition Corporation

PepperLime Health Acquisition Corporation is a blank check company incorporated in the Cayman Islands whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Eran Pilovsky

Chief Financial Officer

PepperLime Health Acquisition Corporation

eran@pepperlimehealth.com